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                                  EXHIBIT 3.1



                          CERTIFICATE OF INCORPORATION
                                       OF
                           HIENERGY TECHNOLOGIES, INC.

     The undersigned, for the purpose of forming a corporation in the State of Delaware, hereby adopts the following Certificate of Incorporation.

                                    ARTICLE I

     The  name  of  the  corporation  is  "HiEnergy  Technologies,  Inc."


                                   ARTICLE II

     2.1.     Authorized Capital

     The total number of shares that this corporation is authorized to issue is 120,000,000, consisting of 100,000,000 shares of Common Stock having a par value of $0.001 per share and 20,000,000 shares of Preferred Stock having a par value of $0.001 per share. The Common Stock is subject to the rights and preferences of the Preferred Stock as set forth below.

     2.2.     Issuance of Preferred Stock by Class and in Series

     The Preferred Stock may be issued from time to time in one or more classes and one or more series within such classes in any manner permitted by law and the provisions of this Certificate of Incorporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for its issuance, prior to the issuance of any shares. The Board of Directors shall have the authority to fix and determine and to amend the designation, preferences, limitations and relative rights of the shares (including, without limitation, such matters as dividends, redemption, liquidation, conversion and voting) of any class or series that is wholly unissued or to be established. Unless otherwise specifically provided in the resolution establishing any class or series, the Board of Directors shall further have the authority, after the issuance of shares of a class or series whose number it has designated, to amend the resolution establishing such class or series to decrease the number of shares of that class or series, but not below the number of shares of such class or series then outstanding.

     2.2.1.     Series  A  Convertible  Preferred  Stock

     2.2.1.1.   Designation and Rank

     The designation of such series of the Preferred Stock shall be the Series A Convertible Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock"). The maximum number of shares of Series A Preferred Stock shall be Three Hundred Forty-Five (345) Shares. The Series A Preferred Stock shall rank prior to the common stock, par value $0.001 per share (the "Common Stock"), and to all other classes and series of equity securities of the corporation which by its terms does not rank senior to the Series A Preferred Stock ("Junior Stock"). The Series A Preferred Stock shall be subordinate to and rank junior to all indebtedness of the corporation now or hereafter outstanding.

Certificate of Incorporation of HiEnergy Technologies, Inc. - Page 1
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     2.2.1.2.        Dividends

     (a) Payment of Dividends. The holders of record of shares of Series A Preferred Stock prior to the Mandatory Conversion Date shall be entitled to receive, out of any assets at the time legally available therefor and when and as declared by the Board of Directors, dividends at the rate of eight percent (8%) of the stated Liquidation Preference Amount (as defined below) per share per annum commencing on the first date of issuance (the "Issuance Date") of the Series A Preferred Stock (the "Dividend Payment"), and no more, payable at the option of the corporation in cash or in shares of Common Stock, in an amount equal to the quotient of (i) the Dividend Payment divided by (ii) the Conversion Price (as defined in Section 2.2.1.5(d) below). Notwithstanding the foregoing, the Dividend Payment for the first year following the Issuance Date shall be payable on the Issuance Date to the holders of record of shares of Series A Preferred Stock in shares of Common Stock which shall be registered pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the Dividend Payment for the second year following the Issuance Date shall be payable within one day of the first year following the Issuance Date which, if paid in shares of Common Stock, shall carry standard piggyback registration rights. In the case of shares of Series A Preferred Stock issued following the Issuance Date or otherwise outstanding for less than a full year (measured with respect to the relevant anniversary of the Issuance Date), dividends shall be pro rated based on the portion of each year during which such shares are outstanding, and the holder of any Series A Preferred Stock that ceases to be outstanding shall be liable to the corporation for the unearned portion of any dividend paid in advance. Dividends on the Series A Preferred Stock shall be cumulative, shall accrue and be payable in accordance with the terms and provisions of this Section 2.2.1.2(a). Dividends on the Series A Preferred Stock are prior and in preference to any declaration or payment of any distribution (as defined below) on any outstanding shares of Common Stock or any other equity securities of the corporation ranking junior to the Series A Preferred Stock as to the payment of dividends. Such dividends shall accrue on each share of Series A Preferred Stock from day to day whether or not earned or declared so that if such dividends with respect to any previous dividend period at the rate provided for herein have not been paid on, or declared and set apart for, all shares of Series A Preferred Stock at the time outstanding, the deficiency shall be fully paid on, or declared and set apart for, such shares on a pro rata basis with all other equity securities of the corporation ranking on a parity with the Series A Preferred Stock as to the payment of dividends before any distribution shall be paid on, or declared and set apart for Common Stock or any other equity securities of the corporation ranking junior to the Series A Preferred Stock as to the payment of dividends.

     (b) So long as any shares of Series A Preferred Stock are outstanding, the corporation shall not declare, pay or set apart for payment any dividend or make any distribution on any Junior Stock (other than dividends or distributions payable in additional shares of Junior Stock), unless at the time of such dividend or distribution the corporation shall have paid all accrued and unpaid dividends on the outstanding shares of Series A Preferred Stock.

     (c) In the event of a dissolution, liquidation or winding up of the corporation pursuant to Section 2.2.1.4, all accrued and unpaid dividends on the Series A Preferred Stock shall be payable on the day immediately preceding the date of payment of the preferential amount to the holders of Series A Preferred Stock. In the event of (i) a mandatory redemption pursuant to Section 2.2.1.9 or
(ii) a redemption upon the occurrence of a Major Transaction (as defined in Section 2.2.1.8(c)) or a Triggering Event (as defined in Section 2.2.1.8(d)), all accrued and unpaid dividends on the Series A Preferred Stock shall be payable on the day immediately preceding the date of such redemption. In the event of a voluntary conversion pursuant to Section 2.2.1.5(a), all accrued and


Certificate of Incorporation of HiEnergy Technologies, Inc. - Page 2

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unpaid  dividends  on  the  Series  A  Preferred  Stock being converted shall be payable on the day immediately preceding the Voluntary Conversion Date (as defined in Section 2.2.1.5(b)(i)).


     (d) For purposes hereof, unless the context otherwise requires, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in shares of Common Stock or other equity securities of the corporation, or the purchase or redemption of shares of the corporation (other than redemptions set forth in Section 2.2.1.8 below or repurchases of Common Stock held by employees or consultants of the corporation upon termination of their employment or services pursuant to agreements providing for such repurchase or upon the cashless exercise of options held by employees or consultants) for cash or property.

     2.2.1.3.    Voting  Rights

     (a) Class Voting Rights. The Series A Preferred Stock shall have the following class voting rights (in addition to the voting rights set forth in Section 2.2.1.3(b) hereof). So long as any shares of the Series A Preferred Stock remain outstanding, the corporation shall not, without the affirmative vote or consent of the holders of at least three-fourths (3/4) of the shares of the Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting, in which the holders of the Series A Preferred Stock vote separately as a class: (i) authorize, create, issue or increase the authorized or issued amount of any class or series of stock ranking prior to the Series A Preferred Stock, with respect to the distribution of assets on liquidation, dissolution or winding up, including but not limited to the issuance of any more shares of previously authorized Common Stock or Preferred Stock, ranking prior to the Series A Preferred Stock, with respect to the distribution of assets on liquidation, dissolution or winding up; (ii) amend, alter or repeal the provisions of the Series A Preferred Stock, whether by merger, consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock; provided, however, that any creation and issuance of another series of Junior Stock shall not be deemed to adversely affect such rights, preferences, privileges or voting powers; (iii) repurchase, redeem or pay dividends on, shares of the corporation's Junior Stock; (iv) amend the Certificate of Incorporation or By-Laws of the corporation so as to affect materially and adversely any right, preference, privilege or voting power of the Series A Preferred Stock; provided, however, that any creation and issuance of another series of Junior Stock or any other class or series of equity securities which by its terms shall rank on parity with the Series A Preferred Stock shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers; (v) effect any distribution with respect to Junior Stock; or (vi) reclassify the corporation's outstanding securities.

     (b) General Voting Rights. Except with respect to transactions upon which the Series A Preferred Stock shall be entitled to vote separately as a class pursuant to Section 2.2.1.3(a) above and except as otherwise required by Delaware law, the Series A Preferred Stock shall have no voting rights. The Common Stock into which the Series A Preferred Stock is convertible shall, upon issuance, have all of the same voting rights as other issued and outstanding Common Stock of the corporation.

     2.2.1.4.   Liquidation  Preference

     (a) In the event of the liquidation, dissolution or winding up of the affairs of the corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the corporation, the


Certificate of Incorporation of HiEnergy Technologies, Inc. - Page 3

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holders  of  shares  of  the  Series A Preferred Stock then outstanding shall be entitled to receive, out of the assets of the corporation whether such assets are capital or surplus of any nature, an amount equal to $10,000 per share (the "Liquidation Preference Amount") of the Series A Preferred Stock plus any accrued and unpaid dividends before any payment shall be made or any assets distributed to the holders of the Common Stock or any other Junior Stock. If the assets of the corporation are not sufficient to pay in full the Liquidation Preference Amount plus any accrued and unpaid dividends payable to the holders of outstanding shares of the Series A Preferred Stock and any series of preferred stock or any other class of stock on a parity, as to rights on liquidation, dissolution or winding up, with the Series A Preferred Stock, then all of said assets will be distributed among the holders of the Series A Preferred Stock and the other classes of stock on a parity with the Series A Preferred Stock, if any, ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The liquidation payment with respect to each outstanding fractional share of Series A Preferred Stock shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Series A Preferred Stock. All payments for which this Section 2.2.1.4(a) provides shall be in cash, property (valued at its fair market value as determined by the corporation's independent, outside accountant) or a combination thereof; provided, however, that no cash shall be paid to holders of Junior Stock unless each holder of the outstanding shares of Series A Preferred Stock has been paid in cash the full Liquidation Preference Amount plus any accrued and unpaid dividends to which such holder is entitled as provided herein. After payment of the full Liquidation Preference Amount plus any accrued and unpaid dividends to which each holder is entitled, such holders of shares of Series A Preferred
Stock will not be entitled to any further participation as such in any distribution of the assets of the corporation.

     (b) A consolidation or merger of the corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the corporation, or the effectuation by the corporation of a transaction or series of transactions in which more than 50% of the voting shares of the corporation is disposed of or conveyed, shall not be deemed to be a liquidation, dissolution, or winding up within the meaning of this Section 2.2.1.4. In the event of the merger or consolidation of the corporation with or into another corporation, the Series A Preferred Stock shall maintain its relative powers, designations and preferences provided for herein and no merger shall result inconsistent therewith.

     (c) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, stating a payment date and the place where the distributable amounts shall be payable, shall be given by mail, postage prepaid, no less than forty-five (45) days prior to the payment date stated therein, to the holders of record of the Series A Preferred Stock at their respective addresses as the same shall appear on the books of the corporation.

Certificate of Incorporation of HiEnergy Technologies, Inc. - Page 4

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     2.2.1.5.  Conversion

     The holder of Series A Preferred Stock shall have the following conversion rights (the "Conversion Rights"):

     (a) Right to Convert. At any time on or after the Issuance Date, the holder of any such shares of Series A Preferred Stock may, at such holder's option, subject to the limitations set forth in Section 2.2.1.7 herein, elect to convert (a "Voluntary Conversion") all or any portion of the shares of Series A Preferred Stock held by such person into a number of fully paid and nonassessable shares of Common Stock (the "Conversion Rate") equal to the quotient of (i) the Liquidation Preference Amount of the shares of Series A Preferred Stock being converted divided by (ii) the Conversion Price (as defined in Section 2.2.1.5(d) below) then in effect as of the date of the delivery by such holder of its notice of election to convert.

     (b) Mechanics of Voluntary Conversion. The Voluntary Conversion of Series A Preferred Stock shall be conducted in the following manner:

          (i)  -Holder's  Delivery  Requirements.  To convert Series A Preferred
     Stock into full shares of Common Stock on any date (the "Voluntary Conversion Date"), the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., New York time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice"), to the corporation, and (B) surrender to a common carrier for delivery to the corporation as soon as practicable following such Voluntary Conversion Date but in no event later than six (6) business days after such date the original certificates representing the shares of Series A Preferred Stock being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "Preferred Stock Certificates") and the originally executed Conversion Notice.

          (ii) Corporation's Response. Upon receipt by the corporation of a facsimile copy of a Conversion Notice, the corporation shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder. Upon receipt by the corporation of the Preferred Stock Certificates to be converted pursuant to a Conversion Notice, together with the originally executed Conversion Notice, the corporation or its designated transfer agent (the "Transfer Agent"), as applicable, shall, subject to compliance with all applicable securities laws and as provided by relevant agreements between the holder and the corporation, within three
     (3) business days following the date of receipt by the corporation of both, issue and deliver to the Depository Trust corporation ("DTC") account on the Holder's behalf via the Deposit Withdrawal Agent Commission System ("DWAC") as specified in the Conversion Notice, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled. If the number of shares of Preferred
     Stock represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of shares of Series A Preferred Stock being converted, then the corporation shall, as soon as practicable and in no event later than three (3) business days after receipt of the Preferred Stock Certificate(s) and at the corporation's expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of shares of Series A Preferred Stock not converted. If shares of Common Stock may not, in the opinion of the corporation's counsel, be delivered to the DTC via the DWAC, and the holder refuses to make such accommodations as would satisfy the corporation's counsel to clear the shares through the DWAC, the corporation may issue the holder shares of Common Stock bearing a restrictive legend.


Certificate of Incorporation of HiEnergy Technologies, Inc. - Page 5

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          (iii)  Dispute  Resolution.  In  the  case  of  a  dispute  as  to the arithmetic calculation of the number of shares of Common Stock to be issued upon conversion, the corporation shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the arithmetic calculations to the holder via facsimile as soon as possible, but in no event later than two (2) business days after receipt of such holder's Conversion Notice. If such holder and the corporation are unable to agree upon the arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion within one (1) business day of such disputed arithmetic calculation being submitted to the holder, then the corporation shall within one (1) business day submit via facsimile the disputed arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion to the corporation's independent, outside accountant. The corporation shall cause the accountant to perform the calculations and notify the corporation and the holder of the results no later than seventy-two (72) hours from the time it receives the disputed calculations. Such accountant's calculation shall be binding upon all parties absent manifest error. The reasonable expenses of such accountant in making such determination shall be paid by the corporation, in the event the holder's calculation was correct, or by the holder, in the event the corporation's calculation was correct, or equally by the corporation and the holder in the event that neither the corporation's or the holder's calculation was correct. The period of time in which the corporation is required to effect conversions or redemptions under this Certificate of Designation shall be tolled with respect to the subject conversion or redemption pending resolution of any dispute by the corporation made in good faith and in accordance with this Section 2.2.1.5(b)(iii).

          (iv) Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of the Series A Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

          (v) Corporation's Failure to Timely Convert. If within three (3) business days of the corporation's receipt of the Conversion Notice and the Preferred Stock Certificates to be converted (the "Share Delivery Period") the corporation shall fail to issue and deliver to a holder the number of shares of Common Stock to which such holder is entitled upon such holder's conversion of the Series A Preferred Stock or to issue a new Preferred Stock Certificate representing the number of shares of Series A Preferred Stock to which such holder is entitled pursuant to Section 2.2.1.5(b)(ii) (a "Conversion Failure"), in addition to all other available remedies which such holder may pursue hereunder and under the Series A Convertible Preferred Stock Purchase Agreement dated as of October 7, 2002 (the "Purchase Agreement") between the corporation and the initial holders of the Series A Preferred Stock (including indemnification pursuant to Section
     2.2.1.6 thereof), the corporation shall pay additional damages to such holder on each business day after such third (3rd) business day that such conversion is not timely effected in an amount equal 0.5% of the product of
     (A) the sum of the number of shares of Common Stock not issued to the holder on a timely basis pursuant to Section 2.2.1.5(b)(ii) and to which such holder is entitled and, in the event the corporation has failed to deliver a Preferred Stock Certificate to the holder on a timely basis pursuant to Section 2.2.1.5(b)(ii), the number of shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock represented by such Preferred Stock Certificate, as of the last possible date which the corporation could have issued such Preferred Stock Certificate to such holder without violating Section 2.2.1.5(b)(ii) times
     (B) the Closing Bid Price (as defined in Section 2.2.1.5(d)(ii) below) of the Common Stock on the last possible date which the corporation could have issued such Common Stock and such Preferred Stock Certificate, as the case may be, to such holder without violating Section 2.2.1.5(b)(ii). If the

Certificate of Incorporation of HiEnergy Technologies, Inc. - Page 6

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     corporation  fails  to pay the additional damages set forth in this Section
     2.2.1.5(b)(v) within five (5) business days of the date incurred, then such payment shall bear interest at the rate of 2% per month (pro rated for partial months) until such payments are made.

          (c)  Mandatory  Conversion.

               (i) Subject to Section 2.2.1.7 hereof, each share of Series A Preferred Stock outstanding on the Mandatory Conversion Date shall, automatically and without any action on the part of the holder thereof, convert into a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the Liquidation
          Preference Amount of the shares of Series A Preferred Stock outstanding on the Mandatory Conversion Date divided by (ii) the Conversion Price in effect on the Mandatory Conversion Date.

               (ii) As used herein, "Mandatory Conversion Date" shall be the date which is two (2) years following the Issuance Date. Notwithstanding the foregoing, the Mandatory Conversion Date shall be extended for as long as (A) a Triggering Event, as defined in Section 2.2.1.8(d)(ii) through (v) hereof, shall have occurred and be continuing or (B) any event shall have occurred and be continuing which with the passage of time and the failure to cure would result in such a Triggering Event. The Mandatory Conversion Date and the Voluntary Conversion Date collectively are referred to in this Certificate of Designation as the "Conversion Date."

               (iii) On the Mandatory Conversion Date, the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the corporation or its transfer agent; provided, however, that the corporation shall not be obligated to issue the shares of Common Stock issuable upon conversion of any shares of Series A Preferred Stock unless certificates evidencing such shares of Series A Preferred Stock are either delivered to the corporation or the holder notifies the corporation that such certificates have been lost, stolen, or destroyed, and executes an agreement satisfactory to the corporation to indemnify the corporation from any loss incurred by it in connection therewith. Upon the occurrence of the automatic conversion of the Series A Preferred Stock pursuant to this Section 2.2.1.5, the holders of the Series A Preferred Stock shall surrender the Preferred Stock Certificates representing the Series A Preferred Stock for which the Mandatory Conversion Date has occurred to the corporation and the corporation shall deliver the shares of Common Stock issuable upon such conversion (in the same manner set forth in Section 2.2.1.5(b)(ii)) to the holder within three (3) business days of the holder's delivery of the applicable Preferred Stock Certificates.

          (d)  Conversion  Price.

               (i) The term "Conversion Price" shall mean $1.15 per share, subject to adjustment under Section 2.2.1.5(e) hereof.

               (ii) The term "Closing Bid Price" shall mean, for any security as of any date, the last closing bid price of such security in the OTC Bulletin Board, or such other senior United States trading facility as the corporation may elect, for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be


Certificate of Incorporation of HiEnergy Technologies, Inc. - Page 7

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          calculated  for  such  security  on  such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the corporation and the holders of a majority of the outstanding shares of Series A Preferred Stock.

     (e)  Adjustments  of  Conversion  Price.

          (i) Adjustments for Stock Splits and Combinations. If the corporation shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Common Stock, the Conversion Price shall be proportionately decreased. If the corporation shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the Conversion Price shall be proportionately increased. Any adjustments under this Section 2.2.1.5(e)(i) shall be effective at the close of business on the date the stock split or combination occurs.

          (ii) Adjustments for Certain Dividends and Distributions. If the corporation shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the Conversion Price shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying, as applicable, the Conversion Price then in effect by a fraction:

               (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

               (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

          (iii) Adjustment for Other Dividends and Distributions. If the corporation shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holders of Series A Preferred Stock shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the corporation which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 2.2.1.5(e)(iii) with respect to the rights of the holders of the Series A Preferred Stock.

          (iv) Adjustments for Reclassification, Exchange or Substitution. If the Common Stock issuable upon conversion of the Series A Preferred Stock at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 2.2.1.5(e)(i), (ii) and (iii), or a reorganization, merger, consolidation, or sale of assets provided for in
     Section 2.2.1.5(e)(v)), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share of Series A Preferred Stock into the kind and amount of shares of stock and other securities receivable upon reclassification,


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
     exchange, substitution or other change, by holders of the number of shares of Common Stock into which such share of Series A Preferred Stock might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

          (v) Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the corporation (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 2.2.1.5(e)(i), (ii) and (iii), or a reclassification, exchange or substitution of shares provided for in
     Section 2.2.1.5(e)(iv)), or a merger or consolidation of the corporation with or into another corporation, or the sale of all or substantially all of the corporation's properties or assets to any other person (an "Organic Change"), then as a part of such Organic Change an appropriate revision to the Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share of Series A Preferred Stock into the kind and amount of shares of stock and other securities or property of the corporation or any successor corporation resulting from Organic Change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2.2.1.5(e)(v) with respect to the rights of the holders of the Series A Preferred Stock after the Organic Change to the end that the provisions of this Section 2.2.1.5(e)(v) (including any adjustment in the Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of the Series A Preferred Stock) shall be applied after that event in as nearly an equivalent manner as may be practicable.

     (f) No Impairment. The corporation shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 2.2.1.5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment. In the event a holder shall elect to convert any shares of Series A Preferred Stock as provided herein, the corporation cannot refuse conversion based on any claim that such holder or any one associated or affiliated with such holder has been engaged in any violation of law, unless, an injunction from a court, on notice, restraining and/or adjoining conversion of all or of said shares of Series A Preferred Stock shall have been issued and the corporation posts a surety bond for the benefit of such holder in the amount of the difference between the Conversion Price and the Closing Bid Price on the trading day preceding the date of the attempted conversion multiplied by the number of shares of Series A Preferred Stock sought to be converted, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such holder in the event it obtains judgment.

     (g) Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock pursuant to this
Section  2.2.1.5,  the  corporation  at  its expense shall promptly compute such


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

adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such Series A Preferred Stock a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon written request of the holder of such affected Series A Preferred Stock, at any time, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments, the Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of a share of such Series A Preferred Stock. Notwithstanding the foregoing, the corporation shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent of such adjusted amount.

     (h) Issue Taxes. The corporation shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock pursuant thereto; provided, however, that the corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

     (i) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile or three (3) business days following being mailed by certified or registered mail, postage prepaid, return-receipt requested, addressed to the holder of record at its address appearing on the books of the corporation. The corporation will give written notice to each holder of Series A Preferred Stock at least twenty (20) days prior to the date on which the corporation closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock,
(II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public. The corporation will also give written notice to each holder of Series A Preferred Stock at least twenty (20) days prior to the date on which any Organic Change, dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to such holder prior to such information being made known to the public.

     (j) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the corporation shall pay cash equal to the product of such fraction multiplied by the average of the Closing Bid Prices of the Common Stock for the five (5) consecutive trading immediately preceding the Voluntary Conversion Date or Mandatory Conversion Date, as applicable.

     (k) Reservation of Common Stock. The corporation shall, so long as any shares of Series A Preferred Stock are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series A Preferred Stock then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 200% of the number of shares of Common Stock for which the shares of Series A Preferred Stock are at any time convertible. The initial number of shares of Common Stock reserved for conversions of the Series A Preferred Stock and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Series A Preferred Stock based on the number of shares of Series A Preferred Stock held by each holder at the time of issuance of the Series A Preferred Stock or increase in the number of reserved shares, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder's shares of Series A Preferred Stock, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and which remain allocated to any person or entity which does not hold any shares of Series A Preferred Stock shall be allocated to the remaining holders of Series A Preferred Stock,


Certificate of Incorporation of HiEnergy Technologies, Inc. - Page 10 pro rata based on the number of shares of Series A Preferred Stock then held by such holder. The corporation shall, from time to time in accordance with the Delaware General Corporation Law, increase the authorized number of shares of Common Stock if at any time the unissued number of authorized shares shall not be sufficient to satisfy the corporation's obligations under this Section 2.2.1.5(k).

     (l) Retirement of Series A Preferred Stock. Conversion of Series A Preferred Stock shall be deemed to have been effected on the applicable
Voluntary Conversion Date or Mandatory Conversion Date, and such date is referred to herein as the "Conversion Date". Upon conversion of only a portion of the number of shares of Series A Preferred Stock represented by a certificate surrendered for conversion, the corporation shall issue and deliver to such holder at the expense of the corporation, a new certificate covering the number of shares of Series A Preferred Stock representing the unconverted portion of the certificate so surrendered as required by Section 2.2.1.5(b)(ii).

     (m) Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of conversion of Series A Preferred Stock require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the corporation shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

     2.2.1.6.  No  Preemptive  Rights

     Except as provided in Section 2.2.1.5 hereof and in the Purchase Agreement, no holder of the Series A Preferred Stock shall be entitled to rights to subscribe for, purchase or receive any part of any new or additional shares of any class, whether now or hereinafter authorized, or of bonds or debentures, or other evidences of indebtedness convertible into or exchangeable for shares of any class, but all such new or additional shares of any class, or any bond, debentures or other evidences of indebtedness convertible into or exchangeable for shares, may be issued and disposed of by the Board of Directors on such terms and for such consideration (to the extent permitted by law), and to such person or persons as the Board of Directors in their absolute discretion may deem advisable.

     2.2.1.7.  Conversion  Restrictions

     (a) Notwithstanding anything to the contrary set forth in Section 2.2.1.5 of this Certificate of Designation, at no time may a holder of shares of Series A Preferred Stock convert shares of the Series A Preferred Stock if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, the number of shares of Common Stock which would result in such holder owning more than 4.99% of all of the Common Stock outstanding at such time; provided, however, that upon a holder of Series A Preferred Stock providing the corporation with sixty-one (61) days notice (pursuant to Section 2.2.1.5(i) hereof) (the "Waiver Notice") that such holder would like to waive
Section 2.2.1.7(a) of this Certificate of Designation with regard to any or all shares of Common Stock issuable upon conversion of Series A Preferred Stock, this Section 2.2.1.7(a) shall be of no force or effect with regard to those shares of Series A Preferred Stock referenced in the Waiver Notice; provided,


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

further,  that  this provision shall be of no further force or effect during the
-------
sixty-one  (61)  days  immediately  preceding  the  Mandatory  Conversion  Date.

     (b) Notwithstanding anything to the contrary set forth in Section 2.2.1.5 of this Certificate of Designation, at no time may a holder of shares of Series A Preferred Stock convert shares of the Series A Preferred Stock if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon a holder of Series A Preferred Stock providing the corporation with a Waiver Notice that such holder would like to waive Section 2.2.1.7(b) of this Certificate of Designation with regard to any or all shares of Common Stock issuable upon conversion of Series A Preferred Stock, this Section 2.2.1.7(b) shall be of no force or effect with regard to those shares of Series A Preferred Stock referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the Mandatory Conversion Date.

     2.2.1.8.   Redemption

     (a) Redemption Option Upon Major Transaction. In addition to all other rights of the holders of Series A Preferred Stock contained herein, simultaneous with the occurrence of a Major Transaction (as defined below), each holder of Series A Preferred Stock shall have the right, at such holder's option, to require the corporation to redeem all or a portion of such holder's shares of Series A Preferred Stock at a price per share of Series A Preferred Stock equal to 100% of the Liquidation Preference Amount plus any accrued but unpaid dividends and liquidated damages (the "Major Transaction Redemption Price").

     (b) Redemption Option Upon Triggering Event. In addition to all other rights of the holders of Series A Preferred Stock contained herein, after a Triggering Event (as defined below), each holder of Series A Preferred Stock shall have the right, at such holder's option, to require the corporation to redeem all or a portion of such holder's shares of Series A Preferred Stock at a price per share of Series A Preferred Stock equal to 100% of the Liquidation Preference Amount plus any accrued but unpaid dividends and liquidated damages (the "Triggering Event Redemption Price" and, collectively with the "Major Transaction Redemption Price," the "Redemption Price").

     (c) "Major Transaction". A "Major Transaction" shall be deemed to have occurred at such time as any of the following events:

          (i) the consolidation, merger or other business combination of the corporation with or into another Person (other than (A) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the corporation or (B) a consolidation, merger or other business combination in which holders of the corporation's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities).

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

          (ii) the sale or transfer of all or substantially all of the corporation's assets; or

          (iii) consummation of a purchase, tender or exchange offer made to the holders of more than 30% of the outstanding shares of Common Stock.

     (d) "Triggering Event". A "Triggering Event" shall be deemed to have occurred at such time as any of the following events:

          (i) so long as any shares of Series A Preferred Stock are outstanding, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the holder of the Series A Preferred Stock for sale of the shares of Common Stock, and such lapse or unavailability continues for a period of ten consecutive trading days, provided that the cause of such lapse or unavailability is not due to factors solely within the control of such holder of Series A Preferred Stock;

          (ii) the suspension from listing or the failure of the Common Stock to be listed on the OTC Bulletin Board, or such other senior United States trading facility as the corporation may elect, for a period of five (5) consecutive days;

          (iii)  the  corporation's  notice  to any holder of Series A Preferred
     Stock, including by way of public announcement, at any time, of its inability to comply (including for any of the reasons described in Section 2.2.1.9) or its intention not to comply with proper requests for conversion of any Series A Preferred Stock into shares of Common Stock;

          (iv) the corporation's failure to comply with a Conversion Notice tendered in accordance with the provisions of this Certificate of Designation within ten (10) business days after the receipt by the corporation of the Conversion Notice and the Preferred Stock Certificates; or

          (v) the corporation breaches any representation, warranty, covenant or other term or condition of the Purchase Agreement, this Certificate of Designation or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby or hereby, except to the extent that such breach would not have a Material Adverse Effect (as defined in the Purchase Agreement) and except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of a least ten (10) days.

     (e) Mechanics of Redemption at Option of Buyer Upon Major Transaction. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the corporation shall deliver written notice thereof via facsimile and overnight courier ("Notice of Major Transaction") to each holder of Series A Preferred Stock. At any time after receipt of a Notice of Major Transaction (or, in the event a Notice of Major Transaction is not delivered at least ten (10) days prior to a Major Transaction, at any time within ten (10) days prior to a Major Transaction), any holder of Series A Preferred Stock then outstanding may require the corporation to redeem, effective immediately prior to the consummation of such Major Transaction, all of the holder's Series A Preferred Stock then outstanding by delivering written notice thereof via facsimile and overnight courier ("Notice of Redemption at Option of Buyer Upon Major Transaction") to the corporation, which Notice of Redemption at Option of


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

Buyer Upon Major Transaction shall indicate (i) the number of shares of Series A Preferred Stock that such holder is electing to redeem and (ii) the applicable Major Transaction Redemption Price, as calculated pursuant to Section 2.2.1.8(a) above.

     (f) Mechanics of Redemption at Option of Buyer Upon Triggering Event. Within one (1) day after the occurrence of a Triggering Event, the corporation shall deliver written notice thereof via facsimile and overnight courier ("Notice of Triggering Event") to each holder of Series A Preferred Stock. At any time after the earlier of a holder's receipt of a Notice of Triggering Event and such holder becoming aware of a Triggering Event, any holder of Series A Preferred Stock then outstanding may require the corporation to redeem all of the Series A Preferred Stock by delivering written notice thereof via facsimile and overnight courier ("Notice of Redemption at Option of Buyer Upon Triggering Event") to the corporation, which Notice of Redemption at Option of Buyer Upon Triggering Event shall indicate (i) the number of shares of Series A Preferred Stock that such holder is electing to redeem and (ii) the applicable Triggering Event Redemption Price, as calculated pursuant to Section 2.2.1.8(b) above.

     (g) Payment of Redemption Price. Upon the corporation's receipt of a Notice(s) of Redemption at Option of Buyer Upon Triggering Event or a Notice(s) of Redemption at Option of Buyer Upon Major Transaction from any holder of Series A Preferred Stock, the corporation shall immediately notify each holder of Series A Preferred Stock by facsimile of the corporation's receipt of such Notice(s) of Redemption at Option of Buyer Upon Triggering Event or Notice(s) of Redemption at Option of Buyer Upon Major Transaction and each holder which has sent such a notice shall promptly submit to the corporation such holder's Preferred Stock Certificates which such holder has elected to have redeemed. The corporation shall deliver the applicable Major Transaction Redemption Price immediately prior to the consummation of the Major Transaction; provided that a holder's Preferred Stock Certificates shall have been so delivered to the corporation; provided further that if the corporation is unable to redeem all of the Series A Preferred Stock to be redeemed, the corporation shall redeem an amount from each holder of Series A Preferred Stock being redeemed equal to such holder's pro-rata amount (based on the number of shares of Series A Preferred Stock held by such holder relative to the number of shares of Series A Preferred Stock outstanding) of all Series A Preferred Stock being redeemed. If the corporation shall fail to redeem all of the Series A Preferred Stock submitted for redemption (other than pursuant to a dispute as to the arithmetic calculation of the Redemption Price), in addition to any remedy such holder of Series A Preferred Stock may have under this Certificate of Designation and the Purchase Agreement, the applicable Redemption Price payable in respect of such unredeemed Series A Preferred Stock shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full. Until the corporation pays such unpaid applicable Redemption Price in full to a holder of shares of Series A Preferred Stock submitted for redemption, such holder shall have the option (the "Void Optional Redemption Option") to, in lieu of redemption, require the corporation to promptly return to such holder(s) all of the shares of Series A Preferred Stock that were submitted for redemption by such holder(s) under this Section 2.2.1.8 and for which the applicable Redemption Price has not been paid, by sending written notice thereof to the corporation via facsimile (the "Void Optional Redemption Notice"). Upon the corporation's receipt of such Void Optional Redemption Notice(s) and prior to payment of the full applicable Redemption Price to such holder, (i) the Notice(s) of Redemption at Option of Buyer Upon Major Transaction shall be null and void with respect to those shares of Series A Preferred Stock submitted for redemption and for which the applicable Redemption Price has not been paid, (ii) the corporation shall immediately return any Series A Preferred Stock submitted to the corporation by each holder for redemption under this Section 2.2.1.8(d) and for which the applicable Redemption Price has not been paid and (iii) the Conversion Price of such returned shares of Series A Preferred Stock shall be adjusted to the lesser


Certificate of Incorporation of HiEnergy Technologies, Inc. - Page 14 of (A) the Conversion Price and (B) the lowest Closing Bid Price during the period beginning on the date on which the Notice(s) of Redemption of Option of Buyer Upon Major Transaction is delivered to the corporation and ending on the date on which the Void Optional Redemption Notice(s) is delivered to the corporation; provided that no adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect. A holder's delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not effect the corporation's obligations to make any payments which have accrued prior to the date of such notice. Payments provided for in this Section 2.2.1.8 shall have priority to payments to other stockholders in connection with a Major Transaction.

     2.2.1.9.  Inability  to  Fully  Convert

     (a) Holder's Option If corporation Cannot Fully Convert. If, upon the corporation's receipt of a Conversion Notice or on the Mandatory Conversion Date, the corporation cannot issue shares of Common Stock registered for resale under the Registration Statement for any reason, including, without limitation, because the corporation (x) does not have a sufficient number of shares of Common Stock authorized and available, (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the corporation or its securities from issuing all of the Common Stock which is to be issued to a holder of Series A Preferred Stock pursuant to a Conversion Notice or (z) fails to have a sufficient number of shares of Common Stock registered for resale under the Registration Statement, then the corporation shall issue as many shares of Common Stock as it is able to issue in accordance with such holder's Conversion Notice and pursuant to Section 2.2.1.5(b)(ii) above and, with respect to the unconverted Series A Preferred Stock, the holder, solely at such holder's option, can elect, within five (5) business days after receipt of notice from the corporation thereof to:

          (i) require the corporation to redeem from such holder those Series A Preferred Stock for which the corporation is unable to issue Common Stock in accordance with such holder's Conversion Notice ("Mandatory Redemption") at a price per share equal to the Major Transaction Redemption Price as of such Conversion Date (the "Mandatory Redemption Price");

          (ii) if the corporation's inability to fully convert Series A Preferred Stock is pursuant to Section 2.2.1.9(a)(z) above, require the corporation to issue restricted shares of Common Stock in accordance with such holder's Conversion Notice and pursuant to Section 2.2.1.5(b)(ii) above;

          (iii) void its Conversion Notice and retain or have returned, as the case may be, the shares of Series A Preferred Stock that were to be converted pursuant to such holder's Conversion Notice (provided that a holder's voiding its Conversion Notice shall not effect the corporation's obligations to make any payments which have accrued prior to the date of such notice).

     (b) Mechanics of Fulfilling Holder's Election. The corporation shall immediately send via facsimile to a holder of Series A Preferred Stock, upon receipt of a facsimile copy of a Conversion Notice from such holder which cannot be fully satisfied as described in Section 2.2.1.9(a) above, a notice of the corporation's inability to fully satisfy such holder's Conversion Notice (the "Inability to Fully Convert Notice"). Such Inability to Fully Convert Notice shall indicate (i) the reason why the corporation is unable to fully satisfy such holder's Conversion Notice, (ii) the number of Series A Preferred Stock which cannot be converted and (iii) the applicable Mandatory Redemption


Certificate of Incorporation of HiEnergy Technologies, Inc. - Page 15

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Price.  Such  holder  shall  notify  the corporation of its election pursuant to
Section 2.2.1.9(a) above by delivering written notice via facsimile to the corporation ("Notice in Response to Inability to Convert").

     (c) Payment of Redemption Price. If such holder shall elect to have its shares redeemed pursuant to Section 2.2.1.9(a)(i) above, the corporation shall pay the Mandatory Redemption Price in cash to such holder within thirty (30) days of the corporation's receipt of the holder's Notice in Response to Inability to Convert, provided that prior to the corporation's receipt of the holder's Notice in Response to Inability to Convert the corporation has not delivered a notice to such holder stating, to the satisfaction of the holder, that the event or condition resulting in the Mandatory Redemption has been cured and all Conversion Shares issuable to such holder can and will be delivered to the holder in accordance with the terms of Section 2.2.1.5(b)(ii). If the corporation shall fail to pay the applicable Mandatory Redemption Price to such holder on a timely basis as described in this Section 2.2.1.9(c) (other than pursuant to a dispute as to the determination of the arithmetic calculation of the Redemption Price), in addition to any remedy such holder of Series A Preferred Stock may have under this Certificate of Designation and the Purchase Agreement, such unpaid amount shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full. Until the full Mandatory Redemption Price is paid in full to such holder, such holder may (i) void the Mandatory Redemption with respect to those Series A Preferred Stock for which the full Mandatory Redemption Price has not been paid, (ii) receive back such Series A Preferred Stock, and (iii) require that the Conversion Price of such returned Series A Preferred Stock be adjusted to the lesser of (A) the Conversion Price and (B) the lowest Closing Bid Price during the period beginning on the Conversion Date and ending on the date the holder voided the Mandatory Redemption.

     (d) Pro-rata Conversion and Redemption. In the event the corporation receives a Conversion Notice from more than one holder of Series A Preferred Stock on the same day and the corporation can convert and redeem some, but not all, of the Series A Preferred Stock pursuant to this Section 2.2.1.9, the corporation shall convert and redeem from each holder of Series A Convertible Preferred Stock electing to have Series A Preferred Stock converted and redeemed at such time an amount equal to such holder's pro-rata amount (based on the number shares of Series A Preferred Stock held by such holder relative to the number shares of Series A Preferred Stock outstanding) of all shares of Series A Preferred Stock being converted and redeemed at such time.

     2.2.1.10.  Vote  to  Change  the  Terms  of  or  Issue  Preferred  Stock

     The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than three-fourths (3/4) of the then outstanding shares of Series A Preferred Stock, shall be required (a) for any change to this Certificate of Designation or the corporation's Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series A Preferred Stock or (b) for the issuance of shares of Series A Preferred Stock other than pursuant to the Purchase Agreement.

     2.2.1.11.  Lost  or  Stolen  Certificates

     Upon receipt by the corporation of evidence satisfactory to the corporation of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the shares of Series A Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the corporation and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the corporation shall execute and deliver new preferred stock certificate(s) of like tenor and date;


Certificate of Incorporation of HiEnergy Technologies, Inc. - Page 16

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provided,  however, the corporation shall not be obligated to re-issue Preferred
--------   -------
Stock Certificates if the holder contemporaneously requests the corporation to convert such shares of Series A Preferred Stock into Common Stock.

     2.2.1.12. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief

     The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the corporation to comply with the terms of this Certificate of Designation. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the corporation (or the performance thereof). The corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Series A Preferred Stock and that the remedy at law for any such breach may be inadequate. The corporation therefore agrees that, in the event of any such breach or threatened breach, the holders of the Series A Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

     2.2.1.13.  Specific  Shall  Not  Limit  General;  Construction

     No specific provision contained in this Certificate of Designation shall limit or modify any more general provision contained herein. This Certificate of Designation shall be deemed to be jointly drafted by the corporation and all initial purchasers of the Series A Preferred Stock and shall not be construed against any person as the drafter hereof.

     2.2.1.14.  Failure  or  Indulgence  Not  Waiver

     No failure or delay on the part of a holder of Series A Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     2.2.1.15.  Integration  with  Certificate  of  Incorporation

     This Designation of Series A Convertible Preferred Stock has been adopted pursuant to and is an integral part of this corporation's Certificate of Incorporation. Capitalized terms not defined herein shall have the meaning given them elsewhere in the Certificate of Incorporation of the corporation.

     2.2.1.16.  Sunset  Provision

     Upon the conversion of all shares of the Series A Preferred Stock, whether voluntarily by the holders thereof or pursuant to a mandatory conversion, these provisions in the corporation's Certificate of Incorporation governing the Series A Preferred Stock shall be deemed completely performed and discharged, and the corporation shall be empowered to restate its Certificate of Incorporation as though these provisions governing the Series A Preferred Stock


Certificate of Incorporation of HiEnergy Technologies, Inc. - Page 17 had never existed. Any holder who disputes the treatment of their Series A Preferred Stock subsequent to such a restatement shall nevertheless be entitled to rely on these provisions governing the Series A Preferred Stock as contract rights.

                                   ARTICLE III

     The purpose of this corporation is to engage in any business, trade or activity that may lawfully be conducted by a corporation organized under the General Corporation Law of the State of Delaware (hereinafter, "applicable corporate law") and to engage in any and all such activities as are incidental or conducive to the attainment of the foregoing purpose or purposes.


                                   ARTICLE IV

     Except as may be authorized pursuant to Section 2.2 of Article II, no preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.


                                    ARTICLE V

     The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.


                                   ARTICLE VI

     6.1.     Number of Directors

     The Board of Directors shall be composed of not less than one nor more than nine Directors. Except with respect to the initial Director, the specific number of Directors shall be set by resolution of the Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the Directors in office. The number of Directors of this corporation may be increased or decreased from time to time in the manner provided herein, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

     6.2.     Classification of Directors

     The Directors shall be divided into three classes, with each class to be as nearly equal in number as possible, as specified by resolution of the Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the Directors in office. The term of office of Directors of the first class shall expire at the first annual meeting of stockholders after their election. The term of office of Directors of the second class shall expire at the second annual meeting after their election. The term of office of Directors of the third class shall expire at the third annual meeting after their election. At each annual meeting after such classification, a number of Directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. Absent his or


Certificate of Incorporation of HiEnergy Technologies, Inc. - Page 18 her death, resignation or removal, a Director shall continue to serve despite the expiration of the Director's term until his or her successor shall have been elected and qualified or until there is a decrease in the number of Directors.

     6.3.     Removal of Directors

     The stockholders may remove one or more Directors with or without cause, but only at a special meeting called for the purpose of removing the Director or Directors, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the Director or Directors.

     6.4.     Vacancies on Board of Directors

     If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of Directors, the Board of Directors may fill the vacancy, or, if the Directors in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the Directors in office. The stockholders may fill a vacancy only if there are no Directors in office.

     6.5.     Initial Board of Directors

     The initial Board of Directors shall consist of One Director, who shall be in the first class of Directors, and the name and address of the person who shall serve as such Director until the first annual meeting of stockholders or until successors are elected and qualified is:

     Mr. Tom Pascoe
     1601 Alton Parkway, Unit B
     Irvine, California   92606


                                   ARTICLE VII

     This corporation reserves the right to amend or repeal any of the provisions contained in this Certificate of Incorporation in any manner now or hereafter permitted by the applicable corporate law, and the rights of the stockholders of this corporation are granted subject to this reservation.


                                  ARTICLE VIII

     The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of this corporation, subject to the power of the stockholders to amend or repeal such Bylaws. The stockholders shall also have the power to amend or repeal the Bylaws of this corporation and to adopt new Bylaws.


                                   ARTICLE IX

     9.1.     Stockholder Actions

     Subject to any limitations imposed by applicable securities laws, any action required or permitted to be taken at a stockholders meeting may be taken


Certificate of Incorporation of HiEnergy Technologies, Inc. - Page 19 without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

     9.2.     Number of Votes Necessary to Approve Actions

     Whenever applicable corporate law permits a corporation's certificate of incorporation to specify that a lesser number of shares than would otherwise be required shall suffice to approve an action by stockholders, this Certificate of Incorporation hereby specify that the number of shares required to approve such an action shall be such lesser number.

     9.3.     Special Meetings of Stockholders

     So long as this corporation is a public company, special meetings of the stockholders of the corporation for any purpose may be called at any time by the Board of Directors or the Chairman or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the Directors in office, but such special meetings may not be called by any other person or persons.

     9.4.     Quorum for Meetings of Stockholders.

     Except with respect to any greater requirement contained in this Certificate of Incorporation or the applicable corporate law, one-third of the votes entitled to be cast on a matter by the holders of shares that, pursuant to the Certificate of Incorporation or the applicable corporate law, are entitled to vote and be counted collectively upon such matter, represented in person or by proxy, shall constitute a quorum of such shares at a meeting of stockholders.


                                    ARTICLE X

     To the full extent that applicable corporate law, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the personal liability of Directors, a Director of this corporation shall not be liable to this corporation or its stockholders for monetary damages for conduct as a Director. Any amendments to or repeal of this Article X shall not adversely affect any right or protection of a Director of this corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.


                                   ARTICLE XI

     11.1.     Indemnification.

     The corporation shall indemnify its directors to the full extent permitted by applicable corporate law now or hereafter in force. However, such indemnity shall not apply if the director did not (a) act in good faith and in a manner the director reasonably believed to be in or not opposed to the best interests of the corporation, and (b) with respect to any criminal action or proceeding, have reasonable cause to believe the director's conduct was unlawful. The corporation shall advance expenses for such persons pursuant to the terms set forth in the Bylaws, or in a separate Board resolution or contract.


Certificate of Incorporation of HiEnergy Technologies, Inc. - Page 20

     11.2.     Authorization.

     The Board of Directors may take such action as is necessary to carry out these indemnification and expense advancement provisions. It is expressly empowered to adopt, approve, and amend from time to time such Bylaws, resolutions, contracts, or further indemnification and expense advancement arrangements as may be permitted by law, implementing these provisions. Such Bylaws, resolutions, contracts or further arrangements shall include but not be limited to implementing the manner in which determinations as to any indemnity or advancement of expenses shall be made.

     11.3.     Insurance.

     The corporation shall have the power, exercised by authority of the Board of Directors, to purchase and maintain insurance on behalf of any person to whom indemnity is provided under and through this Article XI to the full extent permitted by applicable corporate law now or hereafter in force.

     11.4.     Effect of Amendment.

     No amendment or repeal of this Article shall apply to or have any effect on any right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.


                                   ARTICLE XII

     The name and address of the incorporator is:

     Mr. Derek W. Woolston
     QED Law Group, P.L.L.C.
     3200 N.W. 68th Street
     Seattle, Washington 98117

The incorporator's authority on behalf of this corporation is limited to forming it by the filing of this Certificate of Incorporation, and the incorporator has no further power or authority on behalf of the corporation, express or implied, by virtue of being the incorporator.


                                  ARTICLE XIII

     The corporation's registered office in the State of Delaware is to be located at 15 East North Street, City of Dover, County of Kent, Delaware 19901. The registered agent in charge thereof is Incorporating Services, Ltd.


                                   ARTICLE XIV

     This  Certificate  of  Incorporation  shall  become  effective upon filing.



Certificate of Incorporation of HiEnergy Technologies, Inc. - Page 21

     IN  WITNESS  WHEREOF,  the  incorporator  has  signed  this  Certificate of
Incorporation  this  16th     day  of  October,  2002.



                                   /s/  Derek  W.  Woolston
                                   --------------------------------------------
                                   Derek  W.  Woolston
                                   QED  Law  Group,  P.L.L.C.
                                   3200  N.W.  68th  Street,  Seattle,  WA 98117


Certificate of Incorporation of HiEnergy Technologies, Inc. - Page 22

                                    EXHIBIT I


                           HIENERGY TECHNOLOGIES, INC.

                                CONVERSION NOTICE

Reference is made to the Certificate of Designation of the Relative Rights and Preferences of the Series A Preferred Stock of HiEnergy Technologies, Inc. (the "Certificate of Designation"). In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series A Preferred Stock, par value $0.001 per share (the "Preferred Shares"), of HiEnergy Technologies, Inc., a Delaware corporation (the "Company"), indicated below into shares of Common Stock, par value $0.001 per share (the "Common Stock"), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

Date  of  Conversion:  _____________________________________________________

Number  of  Preferred  Shares  to  be  converted: __________________________

Stock  certificate  no(s).  of  Preferred  Shares  to  be  converted: ______

     The  Common Stock have been sold pursuant to the Registration Statement (as
defined  in  the  Purchase  Agreement):  YES  ____   NO____

Please  confirm  the  following  information:

     Conversion  Price:    _______________________________________________

     Number  of  shares  of  Common  Stock
     to  be  issued: _____________________________________________________

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

Issue  to:                               ________________________
                                         ________________________

Facsimile  Number:                       ________________________

Authorization:                           ________________________
                                         By: ____________________
                                         Title: _________________

                                         Dated: _________________


                                 PRICES ATTACHED


Certificate of Incorporation of HiEnergy Technologies, Inc. - Page 23



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